NOTE AND WARRANT PURCHASE AGREEMENT

                                 DATED  AS  OF

                              AUGUST  18  ,  2000

                               BY  AND  BETWEEN

     MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL  INC.,  MAKER  AND  SELLER,
                       MERLIN SOFTWARE TECHNOLOGIES, INC.

                                      AND

              NARRAGANSETT  I,  L.P.,  NARRAGANSETT  OFFSHORE  LTD.,
               PEQUOT SCOUT FUND, L.P. AND SDS MERCHANT FUND, L.P.

                                 WITH RESPECT TO

                  SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES
                 AND SERIES A WARRANTS TO PURCHASE COMMON STOCK


TABLE  OF  CONTENTS


     TABLE  OF  EXHIBITS  AND  SCHEDULES



Exhibit A. . .  Form of Series A Senior Secured Convertible Note

Exhibit B. . .  Form of Series A Warrant

Exhibit C. . .  Form of Registration Rights Agreement

Exhibit D. . .  Form of Security Agreement

Exhibit E. . .  Form of Subsidiary Security Agreement

Exhibit F. . .  Form of Intellectual Property Security Agreement and Assignment of Intellectual Property

Exhibit G. . .  Form of Subsidiary Intellectual Property Security Agreement and Assignment of Intellectual Property

Exhibit H. . .  Form of Pledge Agreement

Exhibit I. . .  Form of Subsidiary Guaranty

Exhibit J. . .  Form of Lock Up and Tag-Along Rights Agreement

Exhibit K. . .  Form of Escrow Agreement

Exhibit L. . .  Annual Budget

Schedule 1 . .  Purchasers

Schedule 3.6 .  Financial Statements

Schedule 3.7 .  Compliance with Law

Schedule 3.8 .  No Defaults

Schedule 3.9 .  Litigation

Schedule 3.10.  Absence of Certain Changes

Schedule 3.11.  No Undisclosed Liabilities

Schedule 3.13.  Taxes

Schedule 3.14.  Interests of Officers, Directors and Other Affiliates

Schedule 3.15.  Intellectual Property

Schedule 3.16.  Restrictions on Business Activities

Schedule 3.18.  Major Customers and Suppliers; Supplies

Schedule 3.20.  Insurance

Schedule 3.21.  Subsidiaries and Investments


Schedule 3.23.  Rights, Warrants, Options

Schedule 3.24.  Real Property

Schedule 3.25.  Labor Relations

Schedule 3.26A  Employment Agreements

Schedule 3.26B  Employee Benefit Plans

Schedule 3.30.  Licenses; Compliance With Regulatory Requirements

Schedule 3.31.  Title to Securities

Schedule 3.32.  Related Parties

Schedule 3.33.  List of Accounts

Schedule 3.34.  Material Agreements

Schedule 3.35.  Guaranties

Schedule 3.36.  Brokers

Schedule 3.37.  Arm's Length Transactions

Schedule 3.42.  Disclosure



                       NOTE AND WARRANT PURCHASE AGREEMENT
                  SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES
                   SERIES A WARRANTS TO PURCHASE COMMON STOCK

     NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") dated as of August 18, 2000, by and between MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a Nevada corporation (the "Seller"), MERLIN SOFTWARE TECHNOLOGIES, INC., a Nevada corporation (the "Subsidiary"), and NARRAGANSETT I, L.P., a Delaware limited partnership, NARRAGANSETT OFFSHORE LTD., a Cayman Islands corporation, Pequot Scout Fund, L.P., a Delaware limited partnership and SDS Merchant Fund, L.P., a Delaware limited partnership, (collectively, the "Purchasers").

     WITNESSETH:

     WHEREAS, the Purchasers are willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, up to an aggregate of $2,100,000 principal amount of Series A 10% Senior Secured Convertible Notes due August 18, 2003 (the "Notes") and Series A Common Stock Purchase Warrants (the "Series A Warrants" or the "Warrants") entitling the holder thereof to purchase an aggregate of 1,520,000 shares of the Seller's common stock, $0.001 par value (the "Common Stock"), at an exercise price of $1.75 per share (subject to adjustment as more fully set forth herein and in the Series A Warrants).

     NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

     ARTICLE  I
     PURCHASE  AND  SALE

     1.1 PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.2), the Seller will sell and each of the Purchasers will purchase (i) the Notes in the principal amounts set forth on Schedule 1 hereto, and (ii) the numbers of Series A Warrants set forth on Schedule 1 hereto. The shares of Common Stock issuable upon conversion of the Notes are referred to herein as the "Conversion Shares," and the shares of Common Stock issuable upon exercise of the Series A Warrants are referred to herein as the "Warrant Shares."

1.2 TERMS OF THE NOTES AND WARRANTS. The terms and provisions of the Notes are more fully set forth in the Form of Series A Senior Secured Convertible Note, in the form attached hereto as Exhibit A. The terms and provisions of the Warrants are more fully set forth in the Form of Series A Common Stock Purchase Warrant, in the form attached hereto as Exhibit B.

     1.3          TRANSFERS;  LEGENDS.

     (a) The Notes may be transferred, in whole or in part, by any of the Purchasers at any time by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer on its books and records and reissue appropriate Notes upon surrender of Notes evidencing the Notes being transferred. Any such transfer shall be made by a Purchaser in accordance with applicable law.

     (b) The certificates representing the Common Stock, until such time as the Conversion Shares and the Warrant Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall contain the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

     ARTICLE  II
     PURCHASE PRICE AND CLOSING

     2.1 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by the Purchasers to the Seller to acquire the Notes shall be $2,100,000, and the aggregate purchase price for the Series A Warrants shall be $100.

     2.2          THE  CLOSING.

     (a) The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, 26th Floor, New York, New York.

     (b) The Closing shall take place in two stages (the "First Tranche Closing" and the "Second Tranche Closing"; reference to the "Closing" shall be construed to include both Closings unless only one closing is expressly referred
to).  The  First  Tranche  Closing  shall  take  place  on  the  date  hereof.

     (c) The Second Tranche Closing shall take place within 7 trading days after a registration statement is filed and declared effective in accordance with the Registration Rights Agreement.

     (d) When used herein, "Closing Date" refers to the date of the First Tranche Closing and the Second Tranche Closing, unless expressly indicated otherwise.

     2.3          DELIVERIES.

     (A) DELIVERIES BY THE SELLER. At Closing, the Seller shall deliver or cause to be delivered to the Purchasers the following:

1. (i) The Notes duly executed by the Seller; at the First Tranche Closing, the principal amount of the Notes to be delivered shall be an aggregate of up to $1,100,000 (the "First Tranche"); at the Second Tranche Closing, the principal amount of the Notes to be delivered shall be $1,000,000 (the "Second Tranche"); notwithstanding any contrary provision herein or in the Notes, the due dates of the Notes delivered at the Second Tranche Closing shall be the same as the due dates of the Notes delivered at the First Tranche Closing; and

       (ii) At the First Tranche Closing, certificates evidencing an aggregate of 770,000 Series A Warrants; and at the Second Tranche Closing, certificates evidencing an aggregate of an additional 750,000 Series A Warrants.

2. The Registration Rights Agreement, in the form attached hereto as Exhibit C, duly executed by the Seller, at the First Tranche Closing only.

3.     (i)     At  the  First  Tranche Closing, a legal opinion of Clark, Wilson
("Seller's Counsel"), counsel to the Seller, in form and substance satisfactory to the Purchasers; and

       (ii) At the Second Tranche Closing, a legal opinion of the Seller's Counsel, in form and substance satisfactory to the Purchasers; the Seller understands that the opinion to be delivered at the Second Tranche Closing may be required to address additional or different matters than the opinion accepted at the First Tranche Closing.

4. At the Closing, the Secretary's certificate and other documents, as contemplated by Section 7.1.

5. At the First Tranche Closing, a wire transfer representing the Purchasers' legal fees and expenses; such fee may, at the election of the Seller, be paid out of the funds due from the Purchasers at the First Tranche Closing.

6. At the First Tranche Closing, the Security Agreement in the form attached hereto as Exhibit D, and the related financing statements on Form UCC-1 and Form PPR, duly executed by the Seller.

7. At the First Tranche Closing, the Subsidiary Security Agreement in the form attached hereto as Exhibit E, and the related financing statements on Form UCC-1 and Form PPR, duly executed by the Subsidiary.

8.     At  the  First  Tranche  Closing,  the  Intellectual  Property  Security
Agreement and Assignment of Intellectual Property, in the form attached hereto as Exhibit F, and the related financing statements on Form UCC-1 and Form PPR, duly executed by the Seller.

9. At the First Tranche Closing, the Subsidiary Intellectual Property Security Agreement and Assignment of Intellectual Property, in the form attached hereto as Exhibit G, and the related financing statements on Form UCC-1 and Form PPR, duly executed by the Subsidiary.

10. At the First Tranche Closing, the Pledge Agreement, duly executed by the Seller in the form attached hereto as Exhibit H.

11. At the First Tranche Closing, the Subsidiary Guaranty, in the form attached hereto as Exhibit I, duly executed by the Subsidiary.

12. At the First Tranche Closing, the Lock-Up and Tag-Along Rights Agreement, in the form attached hereto as Exhibit J, duly executed by the executive officers, directors and certain 5% or greater shareholders of Seller.

13. At the First Tranche Closing, the Escrow Agreement, in the form attached hereto as Exhibit K, duly executed by the Seller and the Subsidiary.

14. Such other documents as the Purchasers shall reasonably request, including without limitation, at the Second Tranche Closing, a bring-down Secretary's Certificate with respect to the continuing validity and lack of default under the documents and instruments delivered at the First Tranche Closing and a bring-down financial statement.

     (B) DELIVERIES BY THE PURCHASERS. At the Closings, the Purchasers shall deliver or cause to be delivered to the Seller the following:

1. (i) At the First Tranche Closing, payment of the First Tranche of the Purchase Price, in cash by either wire transfer of immediately available funds or certified or cashier's check or in accordance with the Seller's instructions (which instructions shall be given to the Purchasers in writing no later than 3 business days prior to the First Tranche Closing);

       (ii) At the Second Tranche Closing, payment of the Second Tranche of the Purchase Price, in cash by either wire transfer of immediately available funds or certified or cashier's check or in accordance with the Seller's instructions (which instructions shall be given to the Purchasers in writing no later than 3 business days prior to the Second Tranche Closing); and

2.     Such  other  documents  as  the  Seller  shall  reasonably  request.


     ARTICLE  III
     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER

     The Seller and its Subsidiary each hereby represents and warrants to the Purchasers as follows (for purposes of this Article III, all references to the Seller shall be deemed to include the Subsidiary and the predecessor entities of the Seller, including, but not limited to Austin Land & Development, Inc., a Nevada corporation):

     3.1 CORPORATE EXISTENCE AND POWER. The Seller and the Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and the Subsidiary are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller or the Subsidiary. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any Person or entity, a material adverse effect on its condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects of the Seller or any of its Subsidiaries. True and complete copies of the Seller's Articles of Incorporation, as amended, and Bylaws, as amended (collectively, the "Articles and Bylaws") have previously been provided to the Purchasers. For purposes of this Agreement, the term "Subsidiary" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Seller and its Subsidiaries of this Agreement, the Notes, Warrants, Registration Rights Agreement, Security

     Agreement, Subsidiary Security Agreement, Intellectual Property Security Agreement and Assignment, Subsidiary Intellectual Property Security Agreement and Assignment, Lock-Up and Tag Along Rights Agreement, Pledge Agreement, Subsidiary Guaranty, the Escrow Agreement and each of the other documents executed pursuant to and in connection with this Agreement (the "Related Documents"), and the consummation of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Notes and the Warrants, and the subsequent issuance of the Conversion Shares upon conversion of the Notes, and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized, and no additional corporate action is required for the approval of this Agreement. The Conversion shares and the Warrant Shares have been duly authorized and reserved, for issuance by the Seller in an amount sufficient to cover all conversions and exercises of the Notes and Warrants. This Agreement and the Related Documents have been or, to the extent contemplated hereby, will be duly executed and delivered and constitutes the legal, valid and binding agreement of the Seller and its Subsidiaries enforceable against them in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 CHARTER, BYLAWS AND CORPORATE RECORDS. The minute books of the Seller and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Seller and the Subsidiary from the date of their incorporation to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the shareholders.

     3.4 GOVERNMENTAL AUTHORIZATION. Except as otherwise specifically con-tem-plated in this Agreement and the Related Documents, and except for the filing of a Form D with respect to the Notes and Warrants under Regulation D under the Securities Act and any filings required under state or provincial securities laws that are permitted to be made after the date hereof, the execution, delivery and performance by the Seller and its Subsidiaries of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Notes and Warrants and the subsequent issuance of the Conversion Shares and Warrant Shares upon conversion of the Notes or exercise of the Warrants, as applicable) by the Seller and the Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

3.5 NON-CONTRAVENTION. The execution, delivery and performance by the Seller and the Subsidiary of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby (including the issuance of the Conversion Shares and Warrant Shares) do not and will not
(a) contravene or conflict with the Articles and Bylaws of the Seller and the Subsidiary; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller, or the Subsidiary, which contravention, conflict or violation would have a Material Adverse Effect on the Seller and the Subsidiary, taken as a whole, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or the Subsidiary or under any material license, franchise, permit or other similar authorization held by the Seller or the Subsidiary; or (d) result in the creation or imposition of any Lien (as defined below) on any material asset of the Seller or the Subsidiary. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

     3.6 FINANCIAL STATEMENTS. The audited balance sheet of the Seller as at December 31, 1998 and 1999, and the audited statements of income and cash flows for the years then ended, and the unaudited interim balance sheet and statements of income and cash flows for the 6 months ending June 30, 2000, (the "Financial Statements"), copies of which are attached hereto as Schedule 3.6, were prepared in accordance with generally accepted accounting principals (as in effect from time to time) ("GAAP") applied on a consistent basis, and such Financial Statements fairly present in accordance with GAAP consistently applied with prior periods in all material respects the financial position of the Seller as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

     3.7 COMPLIANCE WITH LAW. Except as set forth in Section 3.7, the Seller and the Subsidiary are in compliance in all respects and have conducted their business so as to comply in all respects with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to its operations except where such non-compliance would not have a Material Adverse Effect. Except as disclosed in Schedule 3.7, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or the Subsidiary or against any of their properties or businesses.

3.8 NO DEFAULTS. Except as set forth in Schedule 3.8, the Seller and the Subsidiary are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Articles and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or the Subsidiary are a party or by which the Seller or the Subsidiary or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or the Subsidiary are a party, to terminate such as a result of such Seller or the Subsidiary, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

     3.9 LITIGATION. Except as disclosed in Schedule 3.9, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Seller, threatened against the Seller and the Subsidiary taken as a whole, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or the Subsidiary or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, or which could lead to a claim, damages payment, settlement, loss, liability, cost or expense to the Seller in excess of $10,000 in the aggregate and there is no basis for the assertion of any of the foregoing. There are no claims or complaints existing or, to the knowledge of the Seller or the Subsidiary, threatened for product liability in respect of any product of the Seller or the Subsidiary, and the Seller and the Subsidiary are not aware of any basis for the assertion of any such claim.

     3.10 ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, the Seller has conducted its business in the ordinary course and there has not occurred, except as set forth on Schedule 3.10:

     (a) Any event that could reasonably be expected to have a Material Adverse Effect on the Seller and the Subsidiary taken as a whole;

     (b) Any amendments or changes in the Articles or Bylaws of the Seller and the Subsidiary;

     (c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have a Material Adverse Effect on the Seller and the Subsidiary, taken as a whole;

     (d) Any (i) incurrence, assumption or guarantee by the Seller or the Subsidiary of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for securities of the Seller; (iii) issuance or sale of options or other rights to acquire from the Seller or the Subsidiary, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities; (iv) issuance or sale of any stock, bond or other corporate security; (v) discharge or satisfaction of any Lien, other than current liabilities incurred since December 31, 1999, in the ordinary course of business; (vi) declaration or making any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security; (vii) sale, assignment or transfer any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim; (viii) waiver of any right of substantial value whether or not in the ordinary course of business; (ix) material change in officer compensation except in the ordinary course of business and consistent with past practices; or (x) other commitment (contingent or other-wise) to do any of the foregoing.

     (e) Any creation or assumption by the Seller or the Subsidiary of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $10,000 outstanding at any time;

     (f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or the Subsidiary of any contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

     (g) Any transfer or grant of a right with respect to the trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or the Subsidiary.

     3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.11, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 1999, as of the date hereof, (i) the Seller and the Subsidiary do not have any liabilities or obligations (absolute, accrued, contingent or otherwise) and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or the Subsidiary which may form the basis for any claim by any third party which if asserted could result in any such liabilities or obligations, which are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at December 31, 1999.

     3.12 RECEIVABLES. The Seller's receivables arose in the ordinary course of business and have been collected or are collectible in the ordinary course of business in the book amounts thereof, less an amount not in excess of any allowance for doubtful accounts.

3.13 TAXES. The Seller has previously delivered to Purchasers true, correct and complete copies of each of the federal, state and local income tax returns filed by the Seller and the Subsidiary for the past three fiscal years through 1999. Except as set forth on Schedule 3.13, all tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and the Subsidiary have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 3.13) with
                                                             -------------
the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are true, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller and the Subsidiary for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 3.13, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and the Subsidiary or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through December 31,

     1999, and through the Closing Date, were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1999 Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. Except as set forth on Schedule 3.13, no taxation authority has sought to audit the records of the Seller or the Subsidiary for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller's or the Subsidiary's alleged failure to provide any such tax returns, reports or related information and disclosure. Except as provided on Schedule 3.13, no claims or deficiencies have been asserted against or inquiries raised with the Seller or the Subsidiary with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller the Subsidiary has not filed a tax return that it was required to file, and, to the best of the Seller's knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller or the Subsidiary has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation. Neither the Seller nor the Subsidiary has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing, a consolidated federal income tax return and has not been a United States real property holding corporation within the meaning of Code Section 897 (c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     3.14          INTERESTS  OF  OFFICERS,  DIRECTORS  AND  OTHER  AFFILIATES.
Schedule 3.14 sets forth a description of any interest held, directly or indirectly, by any officer, director or other affiliate of Seller in any property, real or personal, tangible or intangible, used in or pertaining to Seller's business, including any interest in the Seller's Intellectual Property (as defined in Section 3.15 hereof).

     3.15 INTELLECTUAL PROPERTY. (a) Except as limited in Section 3.15(c), the Seller and the Subsidiary, directly or indirectly, own and have the valid right to use all intellectual property, currently used or contemplated or necessary to be used in connection with the business of the Seller and its Subsidiaries, including without limitation all license agreements and other agreements granting rights relating to any intellectual property ("License Agreements") to which the Seller or the Subsidiary is a party or is otherwise bound (such intellectual property, together with the License Agreements, the "Seller's Intellectual Property").

(b) Schedule 3.15 sets forth, for all of the Seller's Intellectual Property, directly or indirectly owned by the Seller and the Subsidiary, a complete and accurate list of all United States, international and state (i) patents and patent applications, (ii) Trademark registrations and applications and material unregistered Trademarks, (iii) Internet domain names, and (iv) Copyright registrations and applications and material unregistered Copyrights, including Internet domain names and software, that constitute the Seller's Intellectual Property, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of the pertinent invention or software.

     (c) Except as set forth on Schedule 3.15, except as may be revealed by "prior art" searches conducted by the Purchasers with respect to the Patent
Applications prior to the Closing Date, the Seller's Intellectual Property directly or indirectly owned or used by the Seller and the Subsidiary is solely and exclusively owned by the Seller and the Subsidiary free and clear of all liens, and the Seller and the Subsidiary are listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each registration and application for any Patent, Trademark, Internet domain name and Copyright that it owns. Except as set forth on Schedule 3.15, all of the items set forth on Schedule 3.15 are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on Schedule 3.15 or any of the Seller's Intellectual Property, directly or indirectly, owned by the Seller and the Subsidiary or against any of the Seller's Intellectual Property not owned by the Seller and the Subsidiary.

     (d) There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations to which the Seller or the Subsidiary is a party or is otherwise bound, which (i) restrict the Seller and the Subsidiary's rights to use any of the Seller's Intellectual Property, (ii) restrict the Seller and the Subsidiaries' business in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any intellectual property which would otherwise infringe any of the Seller's Intellectual Property. The Seller and the Subsidiary have not licensed or sublicensed its rights in the Seller's Intellectual Property other than pursuant to the License Agreements set forth on Schedule 3.15, and no royalties, honoraria or other fees are payable by the Seller and the Subsidiary for the use of or right to use any Seller's Intellectual Property in connection with the Seller and the Subsidiary's business as currently conducted or contemplated to be conducted, except pursuant to the License Agreements set forth on Schedule 3.15.

     (e) The license agreements, permits and other agreements under which the Seller and the Subsidiary has rights to the Seller's Intellectual Property are valid and binding obligations of the Seller and the Subsidiary and all other parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Seller or its Subsidiaries, under any such agreement.

(f) The Seller and the Subsidiary takes reasonable measures to protect the confidentiality of its material Trade Secrets, including requiring employees and independent contractors having access thereto to execute written non-disclosure agreements. Except as set forth in Schedule 3.15, no Trade Secret material to the business of the Seller and the Subsidiary as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, including any employee, agent, contractor or other entity, other than pursuant to a non-disclosure agreement that adequately protects the Seller and the Subsidiary's proprietary interests in and to such Trade Secrets. No party to any non-disclosure agreement relating to its Trade Secrets is in breach thereof.

     (g) To the best knowledge of the Seller, the conduct of the Seller and the Subsidiary's business as currently conducted and planned to be conducted does not infringe upon any intellectual property owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) and is not libelous, slanderous, defamatory, violative in any way of publicity or privacy rights, or obscene. Except as set forth in Schedule 3.9, there are no claims or suits pending or, to the Seller and the Subsidiary's knowledge, threatened, and the Seller and the Subsidiary have not received any notice of a third party claim or suit, (i) alleging that the Seller or Subsidiary's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the intellectual property rights of any third party, nor alleging libel, slander, defamation, or other violation of a personal right, or (ii) challenging the ownership, use, validity or enforceability of any of the Seller's Intellectual Property.

     (h) To the best knowledge of the Seller, no third party is misappropriating, infringing, diluting, or otherwise violating any of the Seller's Intellectual Property. Except as set forth in Schedule 3.15(g), no such claims are pending against a third party by the Seller or the Subsidiary.

     (i) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Seller or Subsidiary's right to own or use any of the Seller's Intellectual Property nor require the consent of any Governmental Authority or third party in respect of any such Seller's Intellectual Property.

     (j) All computer software and inventions currently used by the Seller and its Subsidiaries, planned to be used by the Seller and Subsidiary or necessary for the conduct of the current or planned business of the Seller and Subsidiary were either (i) developed by an employee of the Seller and Subsidiary within the scope of employment of the employee and pursuant to a binding invention assignment agreement, (ii) developed by a third-party under a binding work for hire and assignment agreement, or (iii) developed by a third party and transferred and assigned to the Seller or the Subsidiary under a binding transfer and assignment agreement.

(k) Without limitation to the representations and warranties set forth elsewhere in this Section, the Seller and the Subsidiary represent and warrant that: (i) except as set forth in Schedule 3.15, all right, title and interest in and to the Seller and the Subsidiary Content is owned exclusively by the Seller and the Subsidiary; (ii) the Seller and the Subsidiary has all rights necessary for the use of the Seller and the Subsidiary Content listed in
Schedule 3.15 in connection with the Seller and the Subsidiary's business as currently conducted and contemplated to be conducted, including the right to copy, publish, display, perform, distribute, transmit and create derivative works from the Seller and its Subsidiaries Content in all formats via all current Seller and the Subsidiary sales and distribution channels, including magazines and over the Internet; (iii) all Seller and its Subsidiaries Content owned by the Seller and the Subsidiary was either developed by (I) employees of the Seller and the Subsidiary within the scope of their employment, or (II) independent contractors who have assigned their rights to the Seller and the Subsidiary pursuant to written agreements; (iv) there are no material restrictions on the Seller and the Subsidiary Content owned by the Seller and its Subsidiaries; and (v) no element or aspect of the Seller and the Subsidiary Content contains or constitutes defamatory, disparaging, obscene, materially erroneous or misleading material, nor does it violate the privacy, publicity or other personal rights of any third party.

     (l) Schedule 3.15 contains a list of all material Trademarks of the Seller and the Subsidiary used in connection with the Seller and the Subsidiary business as currently conducted or contemplated to be conducted ("Material Seller Marks"), along with their date of first use and any applicable Trademark registration or application numbers. Without limitation to the representations and warranties set forth above in this Section 3.15, the Seller and the Subsidiary represent and warrant that: (i) the Material Seller Marks have been in continuous use by the Seller and the Subsidiary at all times since their date of first use by the Seller and the Subsidiary; (ii) there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; (iii) the Seller and the Subsidiary have adequately policed the Trademarks against third party infringement to avoid a reasonable claim of invalidation of each such Trademark; and (iv) the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective Trademark registration certificates or applications.

     3.16          RESTRICTIONS  ON BUSINESS ACTIVITIES.  Except as set forth in
Schedule 3.16, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Sub-sidiaries which has or could reasonably be expected to have the effect of prohibiting or materially im-pairing any business practice of the Seller or the Subsidiary, any acquisition of property by the Seller or the Subsidiary or the conduct of business by the Seller or the Subsidiary as currently conducted or as currently proposed to be conducted by the Seller.

     3.17 TITLE TO AND CONDITION OF PERSONAL PROPERTY; NO LIENS. The Seller and the Subsidiary have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any Liens. All tangible personal property owned by the Seller or the Subsidiary and material to the operations of the Seller or the Subsidiary on the date hereof (with a replacement value in excess of $5000) in the operation of their business is in good operating condition and in a good state of maintenance and repair, and is adequate for the business conducted and proposed to be conducted by the Seller or the Subsidiary. Except for the Leases specifically identified in Schedule 3.24, there are no assets owned by any third party which are material to the operation of the business of the Seller or the Subsidiary, as presently conducted or proposed to be conducted.

3.18          MAJOR  CUSTOMERS  AND  SUPPLIERS;  SUPPLIES.   Schedule  3.18 sets
forth a true and complete list of the ten largest customers (measured by dollar volume) of the Seller and the

     Subsidiary and all suppliers of significant goods or services to the Seller or the Subsidiary for the last three years. Schedule 3.18 identifies those suppliers of significant goods or services with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Except as indicated on Schedule 3.18, all material supplies and services necessary for the conduct of the business of the Seller or the Subsidiary, as presently conducted, may be obtained from alternate sources on terms and conditions comparable to those presently available to the Seller or the Subsidiary, and no facts, circumstances or conditions exist which create a reasonable basis for believing that the Seller or the Subsidiary will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured. There has not been, and there will not be, any material adverse change in the relations of the Seller or the Subsidiary with their respective customers, suppliers, contractors, licensor and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement, nor do any facts, circumstances or conditions exist which create a reasonable basis for believing that the Seller's or the Subsidiary's relationships with their vendors and/or customers will be unable to continue on substantially the same terms and conditions as currently exist.

     3.19 PREEMPTIVE RIGHTS. None of the shareholders of the Seller possess any preemptive rights in respect of the Conversion Shares or Warrant Shares to be issued to the Purchasers upon conversion of the Notes or exercise of the Warrants, as applicable.

     3.20 INSURANCE. The insurance policies providing insurance coverage to the Seller or the Subsidiary including for product liability are adequate for the business conducted by the Seller and the Subsidiary and are sufficient for compliance by the Seller and the Subsidiary with all requirements of law and all material agreements to which the Seller or the Subsidiary are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and the Subsidiary have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or the Subsidiary an intention to cancel any such policy. Except as set forth on Schedule 3.20, the Seller and the Subsidiary have no claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

3.21 SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 3.21, the Seller has no subsidiaries or Investments. For purposes of this Agreement, the term "Investments" shall mean, with respect to any Person, all
   -
advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or

     (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

     3.22 CAPITALIZATION. The authorized capital stock of the Seller as of the date hereof consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 12,270,024 shares were issued and outstanding as at August 1, 2000. All shares of the Seller's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid in connection with the issuance and any transfers of the Seller's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Seller from the date of the Seller's incorporation to the date hereof have been obtained or effected and all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Securities constitute one hundred percent (100%) of the issued and outstanding capital stock of the Seller.

     3.23 RIGHTS, WARRANTS, OPTIONS AND REGISTRATION RIGHTS. Except as set forth on Schedule 3.23, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or the Subsidiary; or (c) com-mitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repur-chase by the Seller or the Subsidiary of any capital stock or other equity interests of the Seller or the Subsidiary, any such securities or instruments convertible or exer-cisable for securities or any such options, warrants or rights. Except as set forth on Schedule 3.23, and other than the rights granted to the Purchasers under the Notes and the Warrants, neither the Seller nor the Subsidiary have granted anti-dilution rights to any person or entity in connection with any option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or the Subsidiary. Other than the rights granted to the Purchasers under the Registration Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiary to file a registration statement under the Securities Act or corresponding Canadian laws or which permit the holder thereof to include securities of the Seller or the Subsidiary in a registration statement filed by the Seller or the Subsidiary under any of such laws, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or the Subsidiary for sale or distribution in any jurisdiction.

3.24          REAL PROPERTY.     (a)  The Seller does not own any real property.
The Seller and the Subsidiary do not hold, nor are they a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any interest in real property. Schedule 3.24 also sets forth the street address of each parcel of real property leased by the Seller and the

     Subsidiary (the "Leased Property" or the "Premises"). The Seller has previously delivered to the Purchasers a true and complete copy of all lease agreements, as amended to date (the "Leases") relating to the Leased Property. The Seller and the Subsidiary enjoy peaceful and undisturbed possession of the Leased Property. All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Seller or the Subsidiary.

     (b) The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Seller or its Subsidiaries or, to the best of the Seller's knowledge, on the part of the landlord, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. There are no subleases, licenses or other agreements granting to any Person any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases or any portion thereof. All of the Premises are used and useful in the conduct of the Seller's and the Subsidiary's business.

     (c) To the best of the Seller's knowledge, there are no liabilities associated with any of the Leases including, without limitation, any liability under any Environmental Law (as defined herein) or regulation, which is or which may become payable by the Purchasers.

     (d) The Seller has not experienced any material interruption in the services provided to any of the Premises within the last twelve (12) months. To the best knowledge of the Seller, no landlord under the Leases has any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. To the best knowledge of the Seller, no landlord under the Leases has any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under the applicable Lease.

     (e) All material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), required or appropriate have been issued to the Seller to enable each Leased Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Seller has not received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over any Leased Property or from any Insurance Organization threatening a suspension, revocation, modification or cancellation of any Real Property Permit or of any insurance policies and there is no basis for the issuance of any such notice or the taking of any such action. No action is required in order for all Real Property Permits and liability and casualty insurance policies required under any of the Leases to remain Real Property Permits and insurance policies of the Purchasers.

     (f) Neither the Seller nor its Subsidiaries have received any notice of any pending, threatened or contemplated condemnation proceeding affecting any Leased Property or any part thereof.

     3.25 LABOR RELATIONS. There is no strike, work stoppage or slowdown or labor disturbance pending or threatened that involves any employees of the Seller or the Subsidiary. The Seller and the Subsidiary are not a party to, otherwise bound by or threatened with any labor or collective bargaining agreement and there have been no attempts to organize a labor union or to seek recognition as a collective bargaining unit by or with respect to any employees of the Seller or its Subsidiaries. Without limiting the generality of Section 3.9, except as identified on Schedule 3.25, (i) no unfair labor practice complaints have been filed against the Seller or its Subsidiaries with any governmental or regulatory agency, (ii) neither the Seller nor the Subsidiary have received any notice or communication reflecting an intention or threat to file any such complaint, and (iii) no Person has made any claim, and there is no basis for any claim, against the Seller or the Subsidiary under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices.

     3.26          EMPLOYEES,  EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS.

     (A) EMPLOYMENT AGREEMENTS. Except as set forth in Schedule 3.26A, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller and any officer, director, consultant or employee of the Seller or the Subsidiary (the "Employ-ment Agreements"). The Seller has previously delivered to the Purchasers true and complete copies of all of the Employment Agreements. Except as disclosed in
Schedule 3.26A, no such Employment Agreement provides for the accelera-tion or change in the award, grant, vesting or deter-mination of operations, warrants, rights, severance payments, or other contin-gent obligations of any nature whatsoever of the Seller or the Subsidiary in favor of any such parties in connection with the transactions contemplated by this Agreement. Except for the agreements set forth in Schedule 3.26A, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Seller and the Subsidiary are such that their employment or engagement may be terminated upon not more than two weeks notice given at any time without liability for payment of compensation or damages and the Seller and the Subsidiary have not entered into any agreement or arrangement for the management of their busi-ness or any part thereof other than with their directors or employees.

(B) EMPLOYEE BENEFIT PLANS. Schedule 3.26B includes a correct and complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, or insurance plans, deferred compensation, bonus, or group insurance contracts or plans or any other incentive, welfare or employee benefit plan, policy, agreement commitment, arrangement or practice maintained by the Seller and the Subsidiary for any of their directors, employees or former employees (the "Seller Plans"). The Seller has previously delivered to the Purchasers accurate and complete copies of all of the Seller Plans (or, if oral, true and complete written summaries thereof).
Schedule 3.26B also identifies each Seller Plan which constitutes an "employee pension benefit plan" or an "employee welfare benefit plan", as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Seller is not a contributing employer to any "multiemployer plan," as such term is defined in ERISA, nor does the Seller have any multiemployer plan liability with respect to any such plans or any Seller Plan. No event has occurred or condition exists with respect to any employee benefit plan or arrangement (whether or not terminated) subject to ERISA which is (or was) maintained, sponsored or contributed to by an entity under common control with the Seller or the Subsidiary, determined under Section 414(b), (c), (m) or
(o) of the Code, which could, on or after the Closing, subject the Seller or the Subsidiary or the Purchasers directly or indirectly (through an indemnification agreement or otherwise) to any liability, including, without limitation, liability under Section 412, 4971 or 4980B of the Code or Title IV or ERISA.

     (C) EMPLOYEES. To the Seller's best knowledge, no employee, consultant or agent of the Seller or the Subsidiary is or will be, based upon the business and activities taken or proposed to be taken by the Seller or its Subsidiaries, in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with the Seller or any other party. Except as set forth on Schedule 3.15, each significant employee or consultant of the Seller or its Subsidiaries with access to confidential or proprietary information of the Seller has executed an agreement regarding ownership by the Seller of intellectual property and obligating such employee, consultant, contractor or agent to hold confidential the Seller's proprietary information. The Seller is not aware that any officer or key employee intends to terminate employment with the Seller or the Subsidiary.

     3.27 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller, nor any affiliate of the Seller, nor to the knowledge of the Seller, any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, ship-ping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed trans-action) which (i) may subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Seller or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

     3.28 PRODUCTS AND SERVICES. To the knowledge of the Seller, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have an adverse effect on the continued operation of any facility of the Seller or the Subsidiary or which could otherwise cause the Seller or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller or the Subsidiary has been provided in accordance with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

     3.29 ENVIRONMENTAL MATTERS. None of the Premises or any other property used by the Seller or its Subsidiaries in the past has been used by the Seller or, to the Seller's knowledge, any other Person to manufacture, treat, store, or dispose of any hazardous substance or any other regulated material, and such property is free of all such substances and materials. The Seller, and any other Person for whose conduct it may be responsible, are in compliance with all laws, regu-lations and other federal, state or local governmental require-ments, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other regulated substance (including, without limitation, asbestos, radioactive material and pesticides) or to any other actions, omissions or conditions affecting the environment (the "Environ-mental Laws"). Neither the Seller nor any other Person for whose conduct it may be responsible has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller's knowledge, threatened against the Seller or any such Person with respect to any violation or alleged violation of the Environmental Laws, and there is no basis for the institution of any such proceeding, suit or investigation.

3.30 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. Schedule 3.30 lists all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the "Governmental Authorizations"). Except as otherwise set forth herein, all the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in compliance with the terms of all the Governmental Authorizations. Except as otherwise set forth herein, the Seller and the Subsidiary have not engaged in any activity that would cause revocation or suspension of any such Governmental Authorizations. Except as otherwise set forth herein, the Seller has no knowledge of any facts which could reasonably be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

     3.31          TITLE  TO SECURITIES.  The shareholders set forth on Schedule
3.31 are the record owners of 5% or more of the issued and outstanding capital stock, securities and notes of the Seller listed opposite their name, and except as set forth on Schedule 3.31 hereto, to its knowledge such securities are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements.

     3.32 RELATED PARTIES. Except as set forth on Schedule 3.32, no member of management of the Seller or the Subsidiary, nor any current or former (within the past three years) director, officer or employee of the Seller or the Subsidiary (individually a "Related Party" and collectively the "Related Parties") or any affiliate or Immediate Family Member of any of the Seller or the Subsidiary or any Related Party: (a) owns, directly or indirectly, any interest in any Person which is a competitor of the Seller, or of a supplier or customer of the Seller; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intangible Property) which is utilized in the operation of the business of the Seller; or (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to the Seller, except for employment, consulting or other personal service agreements that may be in effect and which are listed on Schedule 3.26A hereto and except for ownership of less than 2% of the stock of a public company listed on a recognized securities exchange. For purposes of this Agreement, the term "Immediate Family Member" includes parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children.
Schedule 3.32 sets forth a description of any interest held, directly or indirectly, by any officer, director or other affiliate of the Seller in any property, real or personal, tangible or intangible, used in or pertaining to the Seller's business, including any interest in the Seller's Intellectual Property (as defined in Section 3.15 hereof).

     3.33 LIST OF ACCOUNTS. Set forth on Schedule 3.33 is: (a) the name and address of each bank or other institution in which the Seller maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Seller's contact person at such bank or institution and (c) the account number of the relevant account and a description of the type of account.

     3.34          MATERIAL  AGREEMENTS.

(a) Schedule 3.34 sets forth a brief description of all material written and oral contracts or agreements relating to the Seller and the Subsidiary (except with respect to the Leases, which are set forth on Schedule 3.24, which are hereby incorporated by reference into Schedule 3.34 and made a part thereof), including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt  or  potential receipt, involving in excess of Ten Thousand Dollars
($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance;
(iii) agreement which restricts the Seller or the Subsidiary from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by the Seller or the Subsidiary; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of the Seller and the Subsidiary, taken as a whole (collectively, and together with the Leases, Employment Agreements, the Seller Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements"). The Seller has previously furnished to the Purchasers true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 3.34.

     (b) Except as set forth on Schedule 3.34, none of the Material Agreements was entered into outside the ordinary course of business of the Seller or the Subsidiary, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of the Seller or the Subsidiary or make them reasonably likely to be performed at a material loss.

     (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Seller or the Subsidiary and, to the best of the Sellers' knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. The Seller has not received notice of default by the Seller or the Subsidiary under any of the Material Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Seller or the Subsidiary thereunder. None of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. The Seller has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

     (d) Except as otherwise indicated on Schedule 3.34, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

3.35          GUARANTIES.  Except  as set forth on Schedule 3.35, the Seller and
                                                   -------------
the Subsidiary are not a party to any Guaranty (as hereinafter defined), and no Person is a party to any Guaranty for the benefit of the Seller or the Subsidiary. For purposes of this Agreement, the term "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to assure the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

     3.36 BROKERS. Except as set forth on Schedule 3.36, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller.

     3.37 ARM'S LENGTH TRANSACTIONS. Except as set forth on Schedule 3.37, each of the agreements entered into by the Seller or the Subsidiary have been entered into in good faith and represent transactions that are no more favorable to the parties thereto than would be available in an arm's length transaction between such parties.

     3.38 SECURITIES LAWS. Neither the Seller nor the Subsidiary nor any agent acting on behalf of the Seller or the Subsidiary has taken or will taken any action which might cause this Agreement or the Notes to violate the Securities Act of 1933, as amended, (the "Securities Act") or the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any rules or regulations promulgated thereunder, as in effect on the Closing Date. All offers and sales of capital stock, securities and notes of the Seller were conducted and completed in compliance with the Securities Act and all shares of capital stock and other securities issued by the Seller and the Subsidiary prior to the date hereof have been issued in transactions exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws and in compliance with all applicable corporate laws. Any breach of the provisions of the immediately preceding sentence of this Section
3.8 shall not constitute an Event of Default unless such breach would reasonably be expected to result in a Material Adverse Effect.

     3.39 PRINCIPAL OFFICE. The Seller's principal place of business is at its address herein set forth.

     3.40 NO ASSUMED NAMES OR TRADE NAMES. The Seller has not been known under, or transacted business using, any name except for the name as set forth in this Agreement.

     3.41 SOLVENCY. The Seller and the Subsidiary are solvent after giving effect to the transactions contemplated by this Agreement, the Notes, the Warrants and the Related Documents.

3.42 DISCLOSURE. No representation or warranty made by the Seller in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Seller or the representatives of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. Except as disclosed in
Schedule 3.42, there is no event, fact or condition (other than general business or economic conditions which affect businesses generally) that adversely affects the business of the Seller and the Subsidiary, or, to the best of the Seller's knowledge, that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Schedules attached hereto. Schedule 3.42 sets forth all documents filed with the Securities and Exchange Commission (the "Commission") by the Seller during the last two (2) years, (collectively, the "Public Documents"). The Public Documents constitute all the documents (other than preliminary proxy materials) that the Seller was required to file with the Commission prior to the date of this Agreement. None of the Public Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case as of the respective dates that they were filed with the Commission).

     ARTICLE  IV
     REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASERS

     Each Purchaser, for itself, hereby severally represents and warrants to the Seller as follows:

     4.1 EXISTENCE AND POWER. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser's organization. The Purchaser has all powers required to carry on such Purchaser's business as now conducted.

     4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized, and no additional action is required for the approval of this Agreement. This Agreement and the Related Documents to which the Purchaser is a party, have been or, to the extent contemplated hereby, will be, duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 INVESTMENT. The Purchaser is acquiring the Notes and Warrants for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distribution or selling the same; provided, however, that the Purchaser may transfer the Notes and Warrants among one or more of its affiliates. The Purchaser is aware neither the Notes nor the Warrants have been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

     4.4 SECURITIES ACT (BRITISH COLUMBIA). The Purchaser has not been created, established, formed or incorporated solely, and is not used primarily, to acquire securities or to permit the purchase of the Notes and Warrants without a prospectus in reliance on an exemption from the prospectus requirements of the Securities Act (British Columbia) (the "BC Act"). Each of the Purchasers represents and warrants that it is purchasing as a principal a number of Notes and Warrants with an aggregate acquisition cost (as defined in the BC Act) of not less than CDN$97,000.

     4.5 RELIANCE ON EXEMPTIONS. The Purchaser understands that the Notes, Warrants, Conversion Shares and Warrant Shares are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and exemptions from the prospectus requirements of the BC Act and that the Seller is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes, Warrants, Conversion Shares and Warrant Shares.

     ARTICLE  V
     COVENANTS  OF  THE  SELLER

     5.1          ACTIONS  REQUIRING  THE  PURCHASERS'  CONSENT.

     The Seller and the Subsidiary covenant and agree that, so long as at least 10% of the aggregate principal amount of the Notes remain outstanding, none of the actions set forth below will take place prior or subsequent to the Closing, without the prior written consent of persons owning a majority in interest of the aggregate principal amount of the Notes. The actions to which the foregoing apply are as follows:

     (a) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, or the By-laws of the Seller or the Subsidiary;

     (b) The authorization or creation by the Seller or the Subsidiary of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock);

     (c) The liquidation, dissolution or winding-up of the Seller or the Subsidiary or any merger or consolidation of the Seller or the Subsidiary with or into another entity or the sale, conveyance or other disposition of all, or substantially all, the assets, property or business of the Seller or the Subsidiary;

     (d) The reorganization, recapitalization, sale, conveyance, or other disposition of or encumbrance of all or substantially all of the property or business of the Seller or the Subsidiary or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which, in any case, more than 25% of the voting power of the corporation is disposed of;

     (e) The taking of any action, directly or indirectly or permitting any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Seller or the Subsidiary if the effect of such action is reasonably likely to reduce the value, security, rights or preferences of the Notes;

     (f) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Seller or the Subsidiary or any option, warrant or other right to purchase or acquire any such shares or the repayment or prepayment of any indebtedness other than trade debt incurred in the ordinary course of business;

     (g) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Seller or its Subsidiary;

     (h) The approval of any transaction with a Related Party relating to the Seller or the Subsidiary;

     (i) The filing of any petition as a debtor or application for other relief as a debtor under any federal or state bankruptcy, insolvency or other similar law, or the sufferance, acquiescence in, consent to or refusal to answer any petition or other application filed by another person against the Seller, the Subsidiary, or any of their respective assets.

     (j) The entering into by the Seller or the Subsidiary of any bank or other non-trade indebtedness for borrowed money in excess of $500,000 in the aggregate;

     (k) The granting or making by the Seller or the Subsidiary of any mortgage or pledge, or the assumption or suffering to exist on, or the imposition on, any of its material properties or assets, any lien, charge, defect in title, or encumbrance of any kind, except liens for taxes not currently due;

(l) The loan or advance of money, credit (other than by the creation of accounts receivable in the ordinary course of business) or property by the Seller or the Subsidiary to any individual, corporation, association, joint stock company, business trust, partnership, joint venture, unincorporated organization, or government or any agency or political subdivision thereof

     (hereinafter collectively defined as "Person"), or the investment in (by capital contribution or otherwise), or the purchase or repurchase by the Seller or the Subsidiary of the stock or indebtedness, of all or a substantial part of the assets or properties, of any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any Person, or the agreement by the Seller or the Subsidiary to do any of the foregoing, except endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and investments in readily marketable securities;

     (m) The making by the Seller or the Subsidiary of any prepayment of indebtedness or the agreement to do the same;

     (n) The termination, without cause by the Seller or the Subsidiary, of the employment of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or equivalent position of the Seller or the Subsidiary, and hire any new person to assume such responsibilities;

     (o) The making of or commitment to make, by the Seller or the Subsidiary, any capital expenditures in excess of $100,000;

     (p) The approval of any material legal settlement in excess of $5,000 relating to the Seller or the Subsidiary;

     (q) The grant or issuance of any stock options or other convertible securities of the Seller or the Subsidiary at below fair market value on the date of grant, other than the issuance of of up to 750,000 options to incoming management and current and future employees at a maximum discount of 20% below the fair market value on the date of the grant pursuant to any employee stock option plan existing on the date hereof, true copies of which are attached hereto as Schedule 3.26B;

     (r) The voluntary sale, transfer, surrender, abandonment or disposition of any of the assets or property rights (tangible or intangible) of the Seller or the Subsidiary, other than in the ordi-nary course of business;

     (s) The granting of any material increase in the compensation payable or the compensation to become payable to directors and officers of the Seller or the Subsidiary (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing, incentive option or other plan or commitment);

     (t) The alteration of the manner of keeping books, accounts or records of the Seller or the Subsidiary, or the change in any manner the accounting practices therein reflected;

     (u)     The  increase  in the size of the Board of Directors of the Seller.

     5.2          INSURANCE.

          (a) The Seller and the Subsidiary shall (i) keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and (ii) maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage or injury to persons and property including from product liability and under all applicable workmen's compensation laws. Insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or a similar business similarly situated. All insurance covering tangible personal property subject to a lien or security interest in favor of the Purchasers granted pursuant to this Agreement or under any instrument or document given as security pursuant hereto shall provide that, in the case of a catastrophic loss during the period in which the Notes are outstanding, the full amount of in-surance proceeds with respect thereto subject to creditors senior to the Purchasers shall be payable to the Purchasers as loss payee, mortgagee, secured party, or otherwise as its interest may appear, and shall further provide for at least ten days' prior notice to the Purchasers of the cancellation or modification thereof.

     (b) The Seller and the Subsidiary shall, from time to time upon request of the Purchasers, promptly furnish or cause to be furnished to the Seller evidence, in form and substance reasonably satisfactory to the Purchasers, of the maintenance of all insurance required by this Section 5.2 to be maintained. From time to time during the term hereof, the Purchasers shall have the right upon notice to the Seller, to require the Seller and the Subsidiary to maintain additional insurance coverage or insurance coverage in additional amounts if for any reason the Purchasers reasonably determine that the existing insurance maintained by the Seller or the Subsidiary is insufficient.

     5.3          REPORTING  OBLIGATIONS.

So long as any interest or principal of the Notes is outstanding, and so long as any Warrant has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Notes or Warrants (provided that such holders give notice to the Seller that they hold Notes or Warrants and furnish their addresses) promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Seller with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed. The Purchasers are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to the Purchasers hereunder or otherwise, to any regulatory body or agency having jurisdiction over the Purchasers or to any Person which shall, or shall have right or obligation to succeed to all or any part of the Purchasers' interest in the Seller or this Agreement.

     The Seller agrees to maintain its registration pursuant to Section 12(g) of the Exchange Act and its listing on the OTC Bulletin Board. To the extent that the Seller is no longer required to provide information pursuant to the Exchange Act, the Seller shall provide the Purchasers with (i) (within 15 days after the close of each fiscal quarter in each fiscal year of the Seller) an unaudited consolidated balance sheet of the Seller, a consolidated statement of income of the Seller, and a consolidated statement of cash flows of the Seller, as at the end of and for the period commencing at the end of the previous fiscal year and ending with such month, prepared in accordance with GAAP; and (ii) (within 90 days after the close of each fiscal year then ended of the Seller) a consolidated balance sheet of the Seller, a consolidated statement of income of the Seller, and a consolidated statement of cash flows of the Seller, as at the end of and for the fiscal year then ended, setting forth the corresponding figures of the previous fiscal year in comparative form, and certified (without any qualification or exception deemed material by the Purchasers) by the independent certified public accountants of the Seller.

     Upon the occurrence of an Event of Default under the Notes or in the event of the failure of the Seller to comply with the first sentence of the preceding paragraph, the Seller and its Subsidiary shall afford to the Purchasers full access to the properties, books, records and contracts of the Seller and the Subsidiary for the purpose of verifying compliance with the provisions of the Notes and this Agreement.

     5.4 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchasers or other holders of the Notes of their rights under Section 5.4, shall not in any way diminish any liability hereunder.

     5.5 PUBLIC ANNOUNCEMENTS. Neither the Purchasers nor the Seller shall (and each such party shall use its reasonable efforts to cause its subsidiaries, affiliates, directors, officers, employees and authorized representatives not to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of applicable stock exchange rules (including NASDAQ) or as otherwise contemplated herein (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

5.6 RIGHT OF FIRST REFUSAL. Effective as of the Closing Date and for one year from the Effective Date, the Seller hereby grants to the Purchasers the first option to provide and/or participate in any debt or equity financing transaction other than (i) an underwritten public offering of the Seller's Common Stock resulting in net proceeds to the Company of at least $20,000,000 or (ii) an issuance of securities in consideration for the strategic acquisition by the Company of another business (the "Future Financing"), that the Seller may require. If, while any of the Notes are outstanding, the Seller desires to initiate any Future Financing, then the Seller shall give written notice to the Purchasers setting forth the price and terms of such Future Financing. The Purchasers shall thereupon have the option for a period of twenty (20) days (the "Option Period") from receipt of such notice, to participate in the Future Financing at the same price and terms identified in the notice to Purchasers, with such option to be exercised by giving written notice to the Seller. In the event the Purchasers do not exercise such option within the Option Period, the Seller shall be free to proceed with the Future Financing with any third parties at the price and terms contained in the notice to Purchasers for a period of ninety
(90) days from the expiration of the Option Period. The Purchasers shall be entitled to customary and appropriate advisory fees, agreed to in writing by the parties hereto, in the event that the Purchasers provide acquisition, financing or other advisory services to the Seller.

     5.7 USE OF PROCEEDS. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller for working capital and general corporate purposes, all in the manner, amounts and as more particularly set forth in the Annual Budget.

     5.8 CORPORATE EXISTENCE. The Seller shall preserve and maintain and cause the Subsidiary to preserve and maintain its corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and the Subsidiary in each case where failure to so preserve or maintain could have a material adverse effect on the financial condition, business or operations of the Seller and the Subsidiary taken as a whole.

     5.9 LICENSES. The Seller shall, and shall cause the Subsidiary to, maintain at all times all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

     5.10 TAXES AND CLAIMS. The Seller and the Subsidiary shall duly pay and discharge (a) all taxes, assessments and governmental charges upon or against the Seller or properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or the Subsidiary unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

     5.11          BOOKS  AND  RESERVES.  The  Seller  shall:

     (a) maintain, and cause its Subsidiaries to maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP consistently applied and consistent with those applied in the preparation of the Financial Statements, and

     (b) by means of appropriate monthly entries, reflect in its accounts and in all financial statements the proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts, all in accordance with GAAP consistently applied, as above described.

     5.12 CONDITION OF PROPERTY. The Seller and the Subsidiary shall keep their properties in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management. The Seller and the Subsidiary shall at all times keep their properties free and clear of all liens, encumbrances and security interests of every kind, other than liens, encumbrances and security interests permitted to exist pursuant to this Agreement.

     5.13 PERFORM COVENANTS. The Seller shall (a) make full and timely payment of any and all payments on the Notes, and all other indebtedness of the Seller to the Purchasers, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein, and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement and the Related Documents as valid and perfected liens and security interests on the property covered thereby.

5.14     ADDITIONAL  COVENANTS.

     (a) Except for transactions approved by a majority of the disinterested directors of the Board of Directors, neither the Seller nor the Subsidiary shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Seller or the Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Directors ("Related Person Transactions").

     (b) The Seller shall comply and cause each subsidiary to comply with all applicable laws, rules, regulations and orders.

     (c) The Seller shall, and shall cause the Subsidiary to, at all times observe and comply with all rules of governmental and quasi-governmental authorities which may be applicable to any activity of the Seller or the Subsidiary.

     (d) So long as any Notes are outstanding, the Seller shall not make any cash payment in redemption of any of its capital stock without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes.

     (e) Neither the Seller nor the Subsidiary shall provide the Purchasers with any material non-public information except as required pursuant to the terms of this Agreement or the Related Documents.

     5.15 FURTHER ASSURANCES. The Seller shall, at its cost and expense, upon written request of the Purchasers, duly execute and deliver, or cause to be duly executed and delivered, to the Purchasers such further instruments and do and cause to be done such further acts as may be necessary, advisable or proper, in the absolute discretion of the Purchasers, to carry out more effectually the provisions and purposes of this Agreement.


     ARTICLE VI
     COVENANTS OF THE PURCHASERS

     6.1 SHORTING. Until the earlier to occur of the maturity date of the Note, any exercise by the Seller of its Mandatory Conversion Right, which results in the conversion of 90% or more of the then outstanding Notes, as defined in the Note or conversion by a Purchaser of 90% or more of its Notes, such Purchasers shall not hold a short position in the Common Stock for so long as the closing price of the Common Stock is less than $5.00.


     ARTICLE  VII
     CONDITIONS  TO  THE  CLOSING

     7.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers are subject to the fulfillment or satisfaction, on and as of the date of each of the First Tranche Closing and the Second Tranche (individually and/or collectively, the "Closing Date") except as otherwise expressly indicated below or in Section 1.3 hereof, of each of the following conditions (any one or more of which may be waived by the Purchasers in their sole discretion, but only in a writing signed by the Purchasers):

     (A) OPINION. The Purchasers shall have received the opinion of Seller's Counsel, in form and substance satisfactory to the Purchasers.

     (B) SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate of the Secretary of the Seller and the Subsidiary (the "Secretary's Certificate"), in form and substance satisfactory to the Purchasers, certifying as follows:

(i) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller and the Subsidiary authorizing the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Notes,

(ii) the names and true signatures of the officers of the Seller and the Subsidiary signing this Agreement and all other documents to be delivered in connection with this Agreement,

(iii) the incumbency of the members of the Seller's and Subsidiary's Board of Directors,

(iv)     such  other  matters  as  required  by  this  Agreement,

(v) such other matters as the Purchasers may reasonably request, including without limitation an update of any representation set forth in this Agreement as of the time of the Closing.

At the Second Tranche Closing, the Secretary's Certificate shall include an update of all information contained in the Secretary's Certificate delivered at the First Tranche Closing, a certification that the documents delivered at the First Tranche Closing remain in full force and effect, and a certification that no Events of Default have occurred under any of the documents delivered at the First Tranche Closing and such other matters reasonably requested, including certification of material compliance with the Annual Budget.

     (C) NOTES, WARRANTS. The Seller shall have executed and delivered the Notes in the form of Exhibit A attached hereto, and certificates evidencing the Warrants in the form of Exhibit B attached hereto, to the Purchasers, in the amounts as provided in Section 2.3 with respect to the First and Second Tranche Closings.

     (D) REGISTRATION RIGHTS AGREEMENT. At the First Tranche Closing, the Seller shall have executed and delivered the Registration Rights Agreement, in the form attached hereto as Exhibit C.

     (E) SECURITY AGREEMENT. At the First Tranche Closing, the Seller shall have executed and delivered the Security Agreement, in the form attached hereto as Exhibit D.

     (F) SUBSIDIARY SECURITY AGREEMENT. At the First Tranche Closing, the Subsidiary shall have executed and delivered the Subsidiary Security Agreement, in the form attached hereto as Exhibit E.

     (G) INTELLECTUAL PROPERTY SECURITY AGREEMENT AND ASSIGNMENT. At the First Tranche, the Seller shall have executed and delivered the Intellectual Property Security Agreement and Assignment, in the form attached hereto as Exhibit F.

     (H) SUBSIDIARY INTELLECTUAL PROPERTY SECURITY AGREEMENT AND ASSIGNMENT. At the First Tranche, the Subsidiary shall have executed and delivered the Subsidiary Intellectual Property Agreement and Assignment, in the form attached hereto as Exhibit G.

     (I)     PLEDGE  AGREEMENT.   At the First Tranche Closing, the Seller shall
have executed and delivered the Pledge Agreement, in the form attached hereto as Exhibit H.

     (J) SUBSIDIARY GUARANTY. At the First Tranche Closing, the Subsidiary shall have executed and delivered the Subsidiary Guaranty, in the form attached hereto as Exhibit I.

     (K) LOCK-UP AND TAG ALONG RIGHTS AGREEMENT. At the First Tranche Closing, the executive officers, directors and 5% or greater shareholders of Seller and its Subsidiary shall each have executed and delivered the Lock-Up and Tag Along Rights Agreement, in the form attached hereto as Exhibit J.

     (L) ESCROW AGREEMENT. At the First Tranche Closing, the Seller and the Subsidiary shall each have executed and delivered the Escrow Agreement, in the form attached hereto as Exhibit K.

     (M) PERFORMANCE; REPRESENTATION AND WARRANTIES. The Seller shall have performed and complied in all respects with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Seller prior to or at the Closing, the representation and warranties of the Seller contained herein shall be true and correct on and as of the Closing Date as though made on such date, and the Seller shall have delivered to the Purchasers a certificate of a duly authorized officer of the Seller to such effect.

     (N) APPROVALS, ETC. Approval and consent of all appropriate governmental regulatory agencies and the receipt of approval and/or consent from all other appropriate parties, and all consents which may be required under any of the Seller's agreements (or otherwise), including, but not limited to, all landlord consents and waivers, with respect to the transactions contemplated hereby shall have been obtained.

     (O) NO MATERIAL ADVERSE EFFECT. There shall have occurred no event which, in the Purchasers' sole discretion, could result in a Material Adverse Effect on the Seller and the Subsidiary taken as a whole between the date hereof and the date of the Closing and the Seller and the Subsidiary shall have operated their business in the ordinary course, consistent with past practices during such period.

     (P) NO EVENT OF DEFAULT. At the Second Tranche Closing, no Event of Default shall have occurred and be continuing.


     (Q) COMPLIANCE WITH BUDGET. At the Second Tranche Closing, the Seller shall be in material compliance with the annual budget approved at the first board of directors meeting of the Seller within 90 days of which the First Tranche Closing and forwarded to each Purchaser within ten days thereafter, which reflects a financial plan that provides the Seller with a positive working capital balance as of December 31, 2000; provided however that if no such annual budget is adopted, the annual budget shall be the annual budget attached hereto as Exhibit L. For purposes of this paragraph (p), Material Compliance shall mean that (i) the operating expenses of the Seller shall be no greater than 110% of budgeted amounts and (ii) the revenues of the Seller shall be at least 75% of budgeted amounts.

     (R) REGISTRATION STATEMENT EFFECTIVENESS. The Registration Statement shall have been declared effective by the Commission.

     (S) NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding against the Seller or the Subsidiary shall have been commenced or be pending by or before any court, arbitration panel or govern-mental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

     (T) NO TERMINATIONS OF FIRST TRANCHE CLOSING DOCUMENTS. At the Second Tranche Closing, a certification by the Seller that all Related Documents, certificates, estoppel letters and other documents or instruments delivered at the First Tranche Closing (collectively, the "First Tranche Closing Documents")are in full force and effect, and no party thereto has alleged any breach or default thereunder or otherwise alleged or indicated that any party thereto is no longer bound by any one or more First Tranche Closing Documents.

     (U) WORKING CAPITAL. At the Second Tranche Closing a certification by the Seller that its working capital balance exceeds $100,000.

     7.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of the following condition (which may be waived by the Seller, in its sole discretion, but only in a writing signed by the Seller):

     (A) PERFORMANCE; REPRESENTATION AND WARRANTIES. The Purchasers shall have performed and complied in all respects with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Purchasers prior to or at the Closing, the representation and warranties of the Purchasers contained herein shall be true and correct on and as of the Closing Date as though made on such date, and the Purchasers shall have delivered to the Seller a certificate of a duly authorized officer of the Purchasers to such effect.

     (B) NO LITIGATION. No litigation, arbitration or other legal or administrative proceeding against the Purchasers shall have been commenced or be pending by or before any court, arbitration panel or govern-mental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

     ARTICLE  VIII
     INDEMNIFICATION  AND  TERMINATION

8.1     SURVIVAL  OF  REPRESENTATIONS;  INDEMNITY;  PURCHASERS'  LIABILITY.

     (A) SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, the representations, warranties, covenants and agreements of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers.

(B) INDEMNIFICATION. (i) The Seller agrees to indemnify and hold harmless the Purchasers, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Seller or the Subsidiary of any covenant or agreement made by the Seller or the Subsidiary in this Agreement or in any of the agreements or the Related Documents; (B) any breach of warranty or representation made by the Seller or the Subsidiary in this Agreement or in any of the agreements or documents referred to in this Agreement arising out of or
(C)  any  losses  or  liabilities  attributable  to  the  matters  described  in

     Schedules 3.9, 3.10, 3.14 or 3.15 and (D) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

     (ii) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Seller, its affiliates, and its respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement; (B) any breach of warranty or representation made by the Purchasers in this Agreement; and (C) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

     (C) INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

     An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying

     Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

     The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim.
Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

     (D) LIABILITY OF PURCHASERS. Except for all willful misconduct, Purchasers shall be under no liability for, and the Seller and the Subsidiary hereby release the Purchasers from all claims for loss or damage caused by (a) Purchasers' failure to perform, enforce or collect any of the Collateral, as defined in the Security Agreement, the Subsidiary Security Agreement, the Intellectual Property Security Agreement and Assignment and the Subsidiary
Intellectual  Property  Security  Agreement and Assignment, or any part thereof,
(b) Purchasers' failure to preserve or protect any rights of the Seller against account debtors or prior parties to the Collateral or any part thereof, (c) the operation, maintenance, repairing, selling, removal, taking possession or disposing of the Collateral or any part thereof by Purchasers and (d) any other act or omission on the part of the Purchasers.

     ARTICLE  IX
     MISCELLANEOUS

     9.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.2 FEES AND EXPENSES. The Seller shall be responsible for the payment of $35,000 of the Purchasers' reasonable and documented legal fees and expenses relating to the transactions contemplated by this Agreement.

     9.3 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, return receipt requested (and shall be deemed to have been received three(3) days after deposit into the United States mail), or sent by prepaid overnight courier, facsimile or confirmed telecopier, addressed as follows:





                                                             If to the Seller:
If to the Purchasers, to the Purchaser's Representative at:  Merlin Software Technologies
Narragansett Asset Management, LLC. . . . . . . . . . . . .  International, Inc.
375 Park Avenue . . . . . . . . . . . . . . . . . . . . . .  Suite 420 - 6450 Roberts Street
New York, New York 10152. . . . . . . . . . . . . . . . . .  Burnaby, British Columbia, Canada V5G 4E1
Attention: Managing Director. . . . . . . . . . . . . . . .  Attention: Robert Helber
Fax No.: (212) 521-5029 . . . . . . . . . . . . . . . . . .  Fax No.:
-----------------------------------------------------------  -------------------------------------------

With a copy in each case to:. . . . . . . . . . . . . . . .  With a copy in each case to:
Kane Kessler, P.C.. . . . . . . . . . . . . . . . . . . . .  Clark, Wilson
1350 Avenue of the Americas - 26th Floor. . . . . . . . . .  HSBC Building 800-885 West Georgia Street
New York, New York 10019. . . . . . . . . . . . . . . . . .  Vancouver, British Columbia, Canada V6C 3H1
Attention:  Robert L. Lawrence, Esq.. . . . . . . . . . . .  Attention: Virgil Z. Hlus, Esq.
Fax No.: (212) 245-3009 . . . . . . . . . . . . . . . . . .  Fax No.: (604) 687-6314
-----------------------------------------------------------  -------------------------------------------

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

9.4 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada without reference to the choice of law principles thereof.

     9.5 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum.

     9.6 SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign their rights under this Agreement to any affiliate of such Purchaser.

     9.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     9.8 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

     9.9 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

9.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the holders of 66% of the outstanding principal amount of the Notes. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the holders of 66% of the outstanding principal amount of the Notes.

     9.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     9.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. For purposes of this Agreement, the term "knowledge," when used in reference to a corporation means the knowledge of the officers of such corporation assuming such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

     9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     9.14 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.







  SELLER AND MAKER:

  MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.

  By:/s/ Robert Heller
  Name:  Robert Heller
  Title: President

  SUBSIDIARY:

  MERLIN SOFTWARE TECHNOLOGIES INC.

  By:/s/ Robert Heller
  Name:  Robert Heller
  Title: President

  PURCHASERS:

Narragansett I, L.P. a Delaware limited partnership

By:/s/ Joseph L. Dowling
Name: Joseph L. Dowling
Title:   Managing Member

Narragansett Offshore Ltd., a Cayman Island corporation
By its Investment Manager, Leo Holdings, L.L.C.

By:  /s/ Joseph L. Dowling
Name: Joseph L. Dowling
Title: Managing Member

Pequot Scout Fund, L.P., a Delaware
limited partnership

By its Investment Advisor,
Pequot Capital Management, Inc.

By: /s/ David J. Malat
Name:  David J. Malat
Title:  Chief Accounting Officer


SDS Merchant Fund, L.P.
By its Managing Member,
SDS Capital Partners, L.L.C.

By: /s/ Steven Derby
Name: Steven Derby
Title:   Managing Member